EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Terry Lusetti	503-256-3754
Investor Relations	www.yocream.com

YOCREAM INTERNATIONAL ANNOUNCES ITS INTENT TO DELIST

     PORTLAND, OR - DECEMBER 19, 2005 - On January 3, 2006, YoCream International, Inc. intends to file the necessary documentation with the Securities and Exchange Commission to terminate its SEC registration and with NASDAQ to de-list its shares.

     "Several significant stockholders have urged us to consider alternatives to reduce the escalating costs of compliance associated with being a public company," commented John Hanna, CEO. "Our Board of Directors considered a number of alternatives and decided that voluntarily delisting was the most cost effective. In addition to the costs savings, the Board of Directors believes this action will allow management to intensify its focus on current business opportunities."

     The Company plans to continue its current Stock Repurchase Plan utilizing the brokerage services of D.A. Davidson & Co. to acquire shares. The Company will continue to hold an annual shareholders meeting, make an audited annual report available to shareholders and issue press releases to keep shareholders informed. Furthermore, after delisting and de-registration, the Company expects its shares to be traded on the Pink Sheets.

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